UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SandRidge Permian Trust

(Exact name of registrant as specified in its charter)

Delaware	45-6276683
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

919 Congress Avenue, Suite 500, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Units representing Beneficial Interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333- 174492.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.      Description of Securities To Be Registered

A description of the common units representing beneficial interests in SandRidge Permian Trust (the “Registrant”) is set forth under the captions “Description of the Trust Units,” “Target Distributions and Subordination and Incentive Thresholds,” “Description of the Trust Agreement,” and “U.S. Federal Income Tax Considerations” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-174492), initially filed with the Securities and Exchange Commission on May 25, 2011 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.      Exhibits.

None.  Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SandRidge Permian Trust

By:	SandRidge Energy, Inc.

	By:	/s/ Philip T. Warman
Name: Philip T. Warman
Title: Senior Vice President and General Counsel

Date:  August 9, 2011